SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

Compass EMP Funds Trust

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Dear Shareholders,

Thank you for the trust you have placed in Compass Efficient Model Portfolios, LLC (“Compass EMP”). We sincerely appreciate each of you as our shareholders in the mutual funds (the “Funds”) and exchange traded funds (the “ETFs”) that we advise in Compass EMP Funds Trust (the “Trust”). The purpose of this letter is to highlight the attached proxy and to provide our commentary on the importance of your vote.

As you are aware, Compass EMP has developed strategies and methodologies that are being recognized by many within our industry when compared to both traditional indexing and traditional active management. These strategies are considered to be a more diverse representation of the broad markets each represents. Since our formation, our goal has been to enhance financial advisors’ methodologies for investing and to provide an excellent product suite to investors at a fair price.

As a continuation of our efforts to meet this goal, we have entered into an agreement with Victory Capital Management, Inc. (“Victory Capital”) to acquire the business of Compass EMP and, in connection with that acquisition, we propose Victory Capital serve as the investment adviser to the Funds and the ETFs. After extensive due diligence, we found them to share similar values, work ethic and a desire for service.  We believe this process has revealed that Victory Capital is well capitalized, highly experienced, well managed and strong in the distribution of investment products. We see our continued asset growth and this opportunity with Victory Capital as further demonstration of the interest in the industry for our methodologies and products. We are excited to present you with this proxy.

Both the Board of Trustees of the Trust and Compass EMP recommend that you vote “YES or FOR” on the two proposals presented on the proxy, benefitting existing shareholders and new shareholders alike. A “YES or FOR” vote on these proposals will allow:

o	The Compass EMP investment team to continue to serve as the portfolio managers of the Funds and the ETFs as employees of Victory, resulting in "no change" to the investment team or the strategy.
o	The Trustees of the other investment companies for which Victory serves as investment adviser to become Trustees to the Trust.
o	The reduction of management fees charged to many of the Funds and the ETFs.

Thank you for your timely and valuable consideration of these very important issues.

Compass Efficient Model Portfolios, LLC

 /s/ David J. Moore                                                                         /s/ Stephen M. Hammers

David J. Moore, CFP®                                                                       Stephen M. Hammers, CIMA®

Please consider the Fund’s investment objectives, risks, charges, and expenses carefully before investing. This and other important information about the Compass EMP Funds can be found in the Funds’ current prospectus. The prospectus should be read carefully before investing. Compass EMP Funds Mutual Funds are distributed by Northern Lights Distributors, LLC member FINRA/SIPC. The current prospectus can be obtained by calling shareholder services at 1-888-944-4367. Compass EMP Funds ETFs are distributed by Quasar Distributors, LLC. The current prospectus can be obtained by calling 1-866-376-7890.

Compass Efficient Model Portfolios, LLC is the advisor to the Compass EMP Funds.

Compass EMP Funds and Victory Capital Management are not affiliated with Northern Lights Distributors, LLC nor Quasar Distributors, LLC.